January 31, 2007

Legg Mason Partners Investment Funds, Inc.

125 Broad Street

New York, New York 10004

Ladies and Gentlemen:

You have requested us, as counsel to Legg Mason Partners Investment Funds, Inc. (the “Corporation”), a corporation organized under the laws of the State of Maryland, on behalf of its series, Legg Mason Partners Multiple Discipline Funds All Cap Growth and Value1 (the “Fund”) to furnish you with this opinion in connection with the Corporation’s filing of Post-Effective Amendment No. 119 (the “Amendment”) to its Registration Statement on Form N-1A (Securities Act File No. 2-74288 and Investment Company Act File No. 811-03275) (the “Registration Statement”), registering shares of the Fund’s Class 1 Common Stock, $.001 par value per share (the “Shares”).

We have examined the Fund’s prospectus and statement of additional information (the “Statement of Additional Information”) included in the Amendment, the Corporation’s Charter, including the Articles Supplementary related to the Shares, accepted for record by the Maryland State Department of Assessments and Taxation as of the date hereof (the “Charter”) and By-Laws, each as amended, and resolutions adopted by the Board of Directors of the Corporation relating to the authorization of the sale and issuance of the Shares (the “Resolutions”). We have also examined such other records, documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

In our examination of the materials described above, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers and representatives of the Corporation and others, which facts we have not independently verified.

Based upon the foregoing, we are of the opinion that the Shares, when and if delivered against payment of net asset value therefor for in accordance with the laws of applicable jurisdictions, the terms of the Charter, the Bylaws, the Amendment and the Resolutions, will be validly issued, fully paid and nonassessable, assuming that (i) at the time of sale such Shares are sold at a sales price in each case in excess of the par value of the Shares; (ii) the total number of shares of each series and each class of Common Stock issued and outstanding will not exceed the total number of shares of each series and class of Common Stock that the Corporation is then authorized to issue under the Charter; and (iii) the Resolutions that are in effect on the date hereof have not been modified or withdrawn and are in full force and effect on the date of issuance.

[1]

We note that the Prospectus and Statement of Additional Information, which constitute a part of the Registration Statement, refer to Legg Mason Partners All Cap Fund. We understand that Articles of Amendment to the charter of the Corporation, re-designating shares of Legg Mason Partners Multiple Discipline Funds All Cap Growth and Value as shares of Legg Mason Partners All Cap Fund, will be filed for record with the Maryland State Department of Assessments and Taxation before the effective time of the Amendment.

Legg Mason Partners Investment Funds, Inc.

January 31, 2007

We hereby consent to the filing of this opinion as an exhibit to the Amendment, to the reference to us in the Statement of Additional Information and to the filing of this opinion as an exhibit to any application made by or on behalf of the Corporation or any distributor or dealer in connection with the registration or qualification of the Corporation or the Shares under the securities laws of any state or other jurisdiction.

We are members of the Bar of the State of New York only and do not opine as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States, and the opinions set forth above are, accordingly, limited to the laws of those jurisdictions. As to matters governed by the laws of the State of Maryland, we have relied upon the opinion of Venable LLP (which is attached hereto).

Very truly yours,

/s/ Willkie Farr & Gallagher LLP